EXHIBIT 23.1.2

             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Generex Biotechnology Corporation (the "Company") on post effective amendment to Form S-3 of our report dated October 7, 2002 appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
--------------------------------------------
Independent Registered Chartered Accountants
Toronto, Ontario
March 7, 2005